Emerald Oil Announces Offering of Common Stock

DENVER, CO—September 23, 2013—Emerald Oil, Inc. (NYSE MKT: EOX) (the “Company”) announced today it intends to commence an underwritten public offering of 15,000,000 shares of the Company's common stock. The Company intends to use the net proceeds from this offering to accelerate development and growth plans, finance in whole or in part, the cost of leasing and acquisitions and finance capital expenditures and/or general corporate purposes. The Company has granted the underwriters a 30-day option to purchase up to an additional 2,250,000 shares of common stock.

Credit Suisse is acting as the sole bookrunner for this offering. Canaccord Genuity and Johnson Rice & Company are acting as co-lead managers for the offering. The underwritten public offering will be made only by means of a prospectus supplement and accompanying base prospectus, copies of which may be obtained from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, New York 10010, phone (800) 221-1037 , Canaccord Genuity, Attn: Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, phone: (800) 225-6201 or Johnson Rice & Company L.L.C., Corporate Finance Department, 639 Loyola Avenue, Suite 2775, New Orleans, LA 70113, phone (504) 584-1231.

When available, an electronic copy of the preliminary prospectus supplement and accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission's website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering is being made pursuant to an effective registration statement on Form S-3 previously filed by the Company with the Securities and Exchange Commission.

ABOUT EMERALD OIL, INC.

Emerald Oil is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald Oil is based in Denver, CO. More information about Emerald Oil can be found at www.emeraldoil.com or by calling investor relations at 303-323-0008 x200

SAFE HARBOR

This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this report, including statements regarding the size, proceeds, use of proceeds, the closing of this offering, the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

INVESTOR RELATIONS CONTACT:

Emerald Oil, Inc.

Ryan Smith

Vice President of Capital Markets and Strategy

303-323-0008

info@emeraldoil.com

www.emeraldoil.com